                                                                   EXHIBIT 10.4




==============================================================================











                              AMENDED AND RESTATED

                                  FORMATION AND

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 TRADEMARKS LLC











===============================================================================

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
                                                      ARTICLE I

                                                    DEFINED TERMS

Section 1.1             Definitions.........................................................................      2
Section 1.2             Headings............................................................................      9

                                                    ARTICLE II

                                            FORMATION AND TERM; CLOSING

Section 2.1             Formation...........................................................................      9
Section 2.2             Name................................................................................     10
Section 2.3             Term................................................................................     10
Section 2.4             Registered Agent and Office.........................................................     10
Section 2.5             Principal Place of Business.........................................................     10
Section 2.6             Qualification in Other Jurisdictions................................................     10
Section 2.7             Closing.............................................................................     10
Section 2.8             Conditions to Closing...............................................................     12
Section 2.9             Liggett Parties' Indemnification Obligation.........................................     13
Section 2.10            Reasonable Best Efforts.............................................................     13

                                                    ARTICLE III

                               REPRESENTATIONS AND WARRANTIES OF THE LIGGETT PARTIES

Section 3.1             Corporate Authority.................................................................     13
Section 3.2             No Conflict; Required Filings and Consents..........................................     14
Section 3.3             Intellectual Property...............................................................     14

                                                    ARTICLE IV

                                       REPRESENTATIONS AND WARRANTIES OF PM

Section 4.1             Corporate Authority.................................................................     15
Section 4.2             No Conflict; Required Filings and Consents..........................................     15

                                                     ARTICLE V

                                                     COVENANTS

Section 5.1             Activities of Liggett Relating to the Brands........................................     16
Section 5.2             Loan Agreement......................................................................     16
Section 5.3             HSR Clearance.......................................................................     16

Section 5.4             Tax Basis of Marks..................................................................     16
Section 5.5             Access to Information...............................................................     16
Section 5.6             Representations and Warranties......................................................     17
Section 5.7             Retention of Certain Trademarks, etc................................................     17

                                                    ARTICLE VI

                                         PURPOSE AND POWERS OF THE COMPANY

Section 6.1             Purpose.............................................................................     18
Section 6.2             Powers of the Company...............................................................     18
Section 6.3             Other Authority.....................................................................     18

                                                    ARTICLE VII

                                                      MEMBERS

Section 7.1             Members.............................................................................     18
Section 7.2             Powers of Members...................................................................     18
Section 7.3             Member's Shares.....................................................................     18
Section 7.4             Classes.............................................................................     19
Section 7.5             Partition...........................................................................     19
Section 7.6             Resignation.........................................................................     19
Section 7.7             Member Meetings.....................................................................     19
Section 7.8             Voting..............................................................................     19
Section 7.9             Quorum..............................................................................     20
Section 7.10            Notice of Meetings..................................................................     20
Section 7.11            Action Without a Meeting............................................................     20
Section 7.12            Admission of Class B Member upon Certain Transfers..................................     20

                                                   ARTICLE VIII

                                                    MANAGEMENT

Section 8.1             Board of Directors..................................................................     20
Section 8.2             Manager.............................................................................     21
Section 8.3             Officers............................................................................     21

                                                    ARTICLE IX

                                            SHARES AND CAPITAL ACCOUNTS

Section 9.1             Capital Contributions...............................................................     21
Section 9.2             Status of Capital Contributions.....................................................     21
Section 9.3             Capital Accounts....................................................................     22
Section 9.4             Advances............................................................................     22
Section 9.5             Redemption of Shares................................................................     23
Section 9.6             Liggett Parties' Class B Put Option.................................................     23

                                      -ii

Section 9.7             Liggett Parties' Class B Conversion Right...........................................     23
Section 9.8             Assignment and Encumbrance of Interests.............................................     24

                                                     ARTICLE X

                                                    ALLOCATIONS

Section 10.1            Allocation of Gross Income..........................................................     24
Section 10.2            Allocation of Profits...............................................................     24
Section 10.3            Allocation of Losses................................................................     25
Section 10.4            Allocation Rules....................................................................     25
Section 10.5            Regulatory Allocations..............................................................     25
Section 10.6            Treatment of Regulatory Allocations.................................................     27
Section 10.7            Tax Allocations;ss. 704(c) of the Code...............................................    27

                                                     ARTICLE XI

                                                   DISTRIBUTIONS

Section 11.1            Distributions.......................................................................     28
Section 11.2            Mandatory Distributions.............................................................     28
Section 11.3            Limitations on Distribution.........................................................     28

                                                    ARTICLE XII

                                                 BOOKS AND RECORDS

Section 12.1            Books, Records and Financial Statements.............................................     29
Section 12.2            Accounting Method...................................................................     29
Section 12.3            Annual Audit........................................................................     30

                                                   ARTICLE XIII

                                                    TAX MATTERS

Section 13.1            Tax Matters ........................................................................     30
Section 13.2            Section 709 Election................................................................     30
Section 13.3            Taxation as Partnership.............................................................     30

                                                   ARTICLE XIV

                                    LIABILITY, EXCULPATION AND INDEMNIFICATION

Section 14.1            Liability...........................................................................     30
Section 14.2            Exculpation.........................................................................     31
Section 14.3            Fiduciary Duty......................................................................     31
Section 14.4            Indemnification.....................................................................     31
Section 14.5            Expenses............................................................................     31

Section 14.6            Insurance...........................................................................     32
Section 14.7            Outside Businesses..................................................................     32
Section 14.8            Third-Party Beneficiaries...........................................................     32

                                                    ARTICLE XV

                                                ADDITIONAL MEMBERS

Section 15.1            Admission...........................................................................     33

                                                    ARTICLE XVI

                                                    ASSIGNMENTS

Section 16.1            Recognition of Assignment by the Company............................................     33
Section 16.2            Effect of Assignment................................................................     33

                                                   ARTICLE XVII

                                     DISSOLUTION, LIQUIDATION AND TERMINATION

Section 17.1            No Dissolution......................................................................     33
Section 17.2            Liquidation.........................................................................     33
Section 17.3            Termination.........................................................................     34
Section 17.4            Claims of the Members...............................................................     34

                                                   ARTICLE XVIII

                                                   MISCELLANEOUS

Section 18.1            Notices.............................................................................     34
Section 18.2            Formation Expenses..................................................................     36
Section 18.3            Failure to Pursue Remedies..........................................................     36
Section 18.4            Cumulative Remedies.................................................................     36
Section 18.5            Binding Effect......................................................................     36
Section 18.6            Interpretation......................................................................     36
Section 18.7            Severability........................................................................     36
Section 18.8            Counterparts........................................................................     36
Section 18.9            Integration.........................................................................     37
Section 18.10           Governing Law.......................................................................     37
Section 18.11           Consent to Jurisdiction.............................................................     37
Section 18.12           Confidentiality.....................................................................     37
Section 18.13           Governmental Notices................................................................     37
Section 18.14           Prior Agreement.....................................................................     37


                                                 ARTICLE XIX

                                                  AMENDMENTS

Section 19.1            Amendments..........................................................................     38

SCHEDULE A Members

EXHIBIT A                  Form of License Agreement
EXHIBIT B                  Form of Assignment

                         AMENDED AND RESTATED FORMATION
                     AND LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                 TRADEMARKS LLC

                  This Amended and Restated Formation and Limited Liability Company Agreement (this "Agreement") of Trademarks LLC (formerly known as Brands
LLC) (the "Company"), dated as of May 24, 1999, is entered into among Brooke Group Ltd., a Delaware corporation ("Brooke"), Liggett & Myers Inc., a Delaware corporation ("LMI"), Eve Holdings Inc., a Delaware corporation ("Eve"), Liggett Group Inc., a Delaware corporation ("Liggett", and, together with Brooke, Eve and LMI, the "Liggett Parties"), and Philip Morris Incorporated, a Virginia corporation ("PM" and, together with the Liggett Parties, the "Parties").

                  WHEREAS, the Parties, intending to form the Company for purposes of the transactions described herein, entered into a Formation and Limited Liability Company Agreement of Brands LLC dated as of January 12, 1999 (the "Original Agreement");

                  WHEREAS, Eve desires to contribute the Marks to the Company in exchange for 100% of the Class A Shares and 100% of the Class B Shares of the Company;

                  WHEREAS, concurrently with the execution of the Original Agreement, the Liggett Parties and PM executed the Class A Option Agreement and the Class B Option Agreement pursuant to which Eve granted to PM an option to purchase the Class A Shares and Class B Shares, respectively;

                  WHEREAS, if PM exercises the Class A Option, the Company and PM will enter into the License Agreement, pursuant to which PM and its Affiliates will receive an exclusive, domestic license of the Marks;

                  WHEREAS, the Parties wish to amend and restate the Original Agreement in its entirety;

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. ss. 18-101, et seq.), as amended from time to time (the "Delaware Act"), as provided herein, and hereby agree as follows:


                                    ARTICLE I

                                  DEFINED TERMS

                  Section 1.1 Definitions. Unless the context otherwise requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified.

                  "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                  (a) Credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentence of either of Treasury Regulation ss.ss. 1.704-2(g)(1) or 1.704-2(i)(5); and

                  (b) Debit to such Capital Account the items described in Treasury Regulation ss.ss. 1.704-1(b)(2)(ii)(d)(4),
         1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  "Affiliate" shall mean, with respect to any Person, any direct or indirect subsidiary of such Person, any other Person that directly or through one or more intermediaries, is controlled by, or is under common control with, the specified Person, and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, the term "control" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement (i) the Liggett Parties and their Subsidiaries shall not be deemed to be Affiliates of PM, and
(ii) PM and its Subsidiaries (including the Company) shall not be deemed to be Affiliates of the Liggett Parties.

                  "Agreement" shall have the meaning set forth in the recitals hereof. The Members hereby agree that this Agreement shall constitute a "limited liability company agreement" for purposes of the Delaware Act.

                  "Assign" shall mean to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, any Shares (and "Assignment" shall mean such an act).

                  "Brands" shall mean the "Lark," "Chesterfield" and "L&M" brands produced by the Liggett Parties.

                  "Brooke" shall have the meaning set forth in the preamble hereof.

                  "Capital Account" shall mean, with respect to any Member and any Share, the account maintained for such Member and such Share in accordance with the provisions of Section 9.3 hereof.

                  "Capital Contribution" shall mean, with respect to any Member and any Share, the aggregate amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company pursuant to Section 9.1 hereof with respect to such Share, net of any liabilities of such Member that are assumed by the Company in connection with such contribution or that are secured by property so contributed, and shall include the initial Capital Contribution and any subsequent Capital Contribution.

                  "Certificate" shall mean the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

                  "Claims" shall have the meaning in Section 2.9 of this Agreement.

                  "Class A Exercise Price" shall have the meaning in Section 2.3 of the Class A Option Agreement.

                  "Class B Exercise Price" shall have the meaning in Section 2.3 of the Class B Option Agreement.

                  "Class A Member" shall mean a permitted holder of a Class A Share pursuant to this Agreement, in its capacity as a member of the Company.

                  "Class B Member" shall mean a permitted holder of a Class B Share pursuant to this Agreement, in its capacity as a member of the Company.

                   "Class A Option Agreement" shall mean that certain option agreement, dated as the date hereof, pursuant to which PM (or its designee) may purchase from the Liggett Parties the Class A Shares owned by the Liggett Parties and their Affiliates. Such right to purchase the Class A Shares is the "Class A Option".

                  "Class B Option Agreement" shall mean that certain option agreement, dated as of the date hereof, pursuant to which PM (or its designee) may purchase from the Liggett Parties the Class B Shares owned by the Liggett Parties and their Affiliates. Such right to purchase the Class B Shares is the "Class B Option".

                  "Class A Option Consideration" shall have the meaning set forth in Section 2.1 of the Class A Option Agreement.

                  "Class B Option Consideration" shall have the meaning set forth in Section 2.1 of the Class B Option Agreement.

                  "Class A Share" and "Class B Share" shall have the respective meanings set forth in Section 7.4 hereof.

                  "Closing" shall have the meaning set forth in Section 2.7(a).

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding United States federal tax statute enacted after the date of this Agree-ment. A reference to a specific section (ss.) of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

                  "Company" shall have the meaning set forth in the preamble hereto.

                  "Company Minimum Gain" shall have the meaning given the term "partnership minimum gain" in Treasury Regulation ss. 1.704-2(b)(2) and shall be computed in accordance with Treasury Regulation ss. 1.704-2(d).

                  "Covered Person" shall mean the Manager or any Officer or director of the Company or its Affiliates (and any officer, employee or director of the Manager or its Affiliates who acts on behalf of the Manager in its capacity as such).

                  "Delaware Act" shall have the meaning set forth in the preamble hereof.

                  "Depreciation" shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period; provided, however, that, if the Gross Asset Value of an asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the United States federal income tax depreciation, amortization or other cost recovery deduction with respect to such asset for such Fiscal Year or other period bears to such beginning adjusted tax basis; and provided, further, that if the United States federal income tax depreciation, amortization or other cost recovery deduction for such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

                  "Distributions" shall mean distributions of cash or other property made by the Company with respect to the Class A Shares or the Class B Shares. Distributions shall not mean payments of cash or other property to holders of Shares for reasons other than their ownership of such Shares.

                   "Economic Risk of Loss" shall have the meaning set forth in Treasury Regulation ss. 1.752-2.

                  "Eve" shall have the meaning set forth in the preamble hereof.

                  "Fiscal Year" shall mean (a) the period commencing upon the date of this Agreement and ending on December 31, 1999, (b) any subsequent twelve-month period commencing on January 1 and ending on December 31, (c) any other twelve-month period required by the Code or the Treasury Regulations to be used as the taxable year of the Company or (d) any portion of the periods described in clauses (a), (b) or (c) of this sentence for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article X hereof.

                  "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

                  "Governmental Entity" has the meaning set forth in Section 3.2 of this Agreement.

                   "Gross Asset Value" means, with respect to any asset, such asset's adjusted basis for United States federal income tax purposes, except as follows:

                  (a) the initial Gross Asset Value of the Marks shall be as set forth on Schedule A hereto, and of any other asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager;

                  (b) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values (taking ss. 7701(g) of the Code into account), as determined by the Manager, as of the following times: (i) immediately prior to the acquisition of an additional Share in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of Company assets in redemption of a Share in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation ss. 1.704-1(b)(2)(ii)(g);

                  (c) the Gross Asset Value of any Company asset distributed to any Member shall be the gross fair market value (taking ss. 7701(g) of the Code into account) of such asset on the date of distribution, as determined by the Manager; and

                  (d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to ss. 734(b) or ss. 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of "Profits" and "Losses" or Section 10.5(e) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
         (d).

                  If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), paragraph (b) or paragraph (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  "Guarantors" shall mean the guarantors of the Company's obligations under the Loan Agreement.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

                  "HSR Clearance" means expiration or termination of the waiting period under the HSR Act with respect to the filings made in connection with the exercise of the Class A Option.

                  "Indemnified Parties" shall have the meaning set forth in
Section 2.9.

                  "LMI" shall have the meaning set forth in the preamble hereof.

                  "License Agreement" shall mean that certain license agreement attached hereto as Exhibit A, dated as of the Closing Date, between the Company and PM pursuant to which PM and its Affiliates will obtain the exclusive (including with respect to the Company) license to use the Marks in the United States (as defined in the License Agreement).

                  "Liens" shall have the meaning set forth in Section 3.3.

                  "Liggett" and "Liggett Parties" shall have the respective meanings set forth in the preamble hereof.

                  "Loan Agreement" shall mean the loan agreement entered into between the Company and the lending institutions named therein, with respect to the Loan Amount, which borrowing shall be guaranteed by Eve or such other entity designated by the Liggett Parties which has received the Option Consideration and by any other holder of Class B Shares (such entities are referred to herein as the Guarantors).

                  "Loan Amount" shall mean $134.9 million or, if less, the maximum amount that the Company is able to borrow in the circumstances described in Section 5.2 hereof.

                  "Manager" shall have the meaning set forth in Section 8.2 hereof.

                  "Marks" shall mean all of the interest of the Liggett Parties and any Affiliate of any Liggett Party in all trademarks, trade names, trade dress, service marks, registrations and applications for registrations therefor, in each case relating to "Lark," "Chesterfield" and "L&M" brands, including any variation or product line extension thereof and any derivative pertaining thereto, but shall not include the rights retained by the Liggett Parties pursuant to Section 5.7 hereof.

                  "Member" shall mean any Person named as a member of the Company on Schedule A hereto (which is incorporated herein by reference), as it may be amended from time to time, who acquires a Share pursuant to the provisions of this Agreement, in its capacity as a member of the Company. For purposes of the Delaware Act, the Members shall constitute two (2) separate classes or groups of members, referred to as Class A Members and Class B Members, and there are no separate classes or groups of members other than the Class A Members and the Class B Members. A Person who ceases to own any Shares shall cease to be a Member.

                  "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Liability, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt was treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation ss. 1.704-2(i)(3).

                  "Member Nonrecourse Debt" has the same meaning as the term "member nonrecourse debt" in Treasury Regulation ss. 1.704-2(b)(4).

                  "Member Nonrecourse Deductions" has, with respect to a Member, the same meaning as the "partner nonrecourse deductions" in Treasury Regulation ss.ss. 1.704-2(i)(1) and 1.704-2(i)(2).

                  "Member Nonrecourse Liability" has, with respect to a Member, the same meaning as the term "partner nonrecourse debt" or "partner nonrecourse liability" in Treasury Regulation ss. 1.704-2(b)(4).

                  "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation ss. 1.704-2(b)(3).

                  "Notice of Exercise" shall have the meaning set forth in
Section 2.5 of the Class A Option Agreement.

                  "Officers" means those Persons, if any, appointed by the Manager to manage the day-to-day affairs of the Company pursuant to Section 8.3 hereof.

                  "Option Agreements" means the Class A Option Agreement and the Class B Option Agreement.

                  "Option Consideration" means the sum of the Class A Option Consideration and the Class B Option Consideration.

                  "PM" shall have the meaning set forth in the preamble hereof.

                  "Permitted Assignee" shall have the meaning set forth in
Section 2.2(d) of the Class A Option Agreement.

                  "Person" includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

                  "Profits" and "Losses" means, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with ss. 703(a) of the Code (but including in taxable income or loss, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to ss. 703(a)(1) of the Code), with the following adjustments:

                  (a) any income of the Company exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

                  (b) any expenditures of the Company described in ss. 705(a)(2)(B) of the Code (or treated as expenditures described in ss. 705(a)(2)(B) of the Code pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

                  (c) in the event the Gross Asset Value of any Company asset is adjusted in accordance with paragraph (b) or paragraph (c) of the definition of "Gross Asset Value" above, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of an asset) or loss (if the adjustment decreases the Gross Asset Value of an asset) from the disposition of such asset for purposes of computing Profits or Losses;

                  (d) gain or loss resulting from any disposition of any asset of the Company with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

                  (e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of "Depreciation";

                  (f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code ss. 734(b) is required, pursuant to Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

                  (g) any items of income, gain, loss or deduction specially allocated under Section 10.5 shall be excluded.

                  "Put Option" shall have the meaning set forth in Section 9.6.

                  "Put Period" shall have the meaning set forth in Section 9.6.

                  "Redemption Price" shall have the meaning set forth in
Section 9.5(b).

                  "Regulatory Allocations" shall have the meaning set forth in
Section 10.6.

                  "Share" shall mean a unit of limited liability company interest owned by a Member in the Company which represents, in respect of any Class A Share or Class B Share, all the interest in the Company granted to such class of Members under the provisions of this Agreement and the Delaware Act, including, but not limited to, a right to allocations of the Profits and Losses of the Company, a right to participate in certain voting and/or management rights and a right to receive distributions as provided in Articles XI and XVII hereof, in each case in accordance with the provisions of this Agreement and the Delaware Act.

                  "Subsidiaries" shall mean, with respect to any Person, any other Person in which such Person owns, directly or indirectly, 50% or more of the voting interests.

                  "Tax Matters Partner" shall have the meaning set forth in
Section 13.1(a) hereof.

                  "Total Voting Power" means the total number of votes represented by the Class A Shares, with each Class A Share entitled to one vote.

                  "Trade Loading" shall mean selling to any supplier or distributor more inventory than such supplier or distributor can reasonably be expected to sell in the ordinary course.

                  "Treasury Regulations" means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  Section 1.2 Headings. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.


                                   ARTICLE II

                           FORMATION AND TERM; CLOSING

                  Section 2.1 Formation. (a) Subject to, and effective upon, the filing of the Certificate with the Office of the Secretary of State of the State of Delaware as provided in Section 2.3, the Members hereby form the Company as a limited liability company under and pursuant to the provisions of the Delaware Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Delaware Act, except as otherwise provided herein.

                  (b) Brooke and PM, acting jointly, by their respective duly authorized officers, are hereby designated as authorized persons, within the meaning of the Delaware Act, to jointly execute, deliver and file, or cause the execution, delivery and filing of the Certificate. The Manager is hereby designated as an authorized person, within the meaning of the Delaware Act, to execute, deliver and file, or cause the execution, delivery and filing of, all other certificates, notices or other instruments (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of Delaware and any other certificates, notices or other instruments (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                  Section 2.2 Name. The name of the Company shall be "Trademarks LLC."

                  Section 2.3 Term. The term of the Company shall commence on the date the Certificate is filed in the office of the Secretary of State of the State of Delaware, which shall be as soon as practicable after HSR Clearance is received, and shall continue perpetually unless the Company is dissolved pursuant to Section 17.2, which dissolution shall be carried out pursuant to the Delaware Act and the provisions of this Agreement.

                  Section 2.4 Registered Agent and Office. The Company's registered agent and office in Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

                  Section 2.5 Principal Place of Business. The principal place of business of the Company shall be in New York or such other location as the Manager may designate from time to time and embody in a writing to be filed with the records of the Company.

                  Section 2.6 Qualification in Other Jurisdictions. The Manager shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business and such qualification, formation or registration is necessary or appropriate for the transaction of such business.

                  Section 2.7 Closing. (a) Subject to the conditions set forth herein, the closing of the transactions contemplated by this Section (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz at 10:00 a.m. on a date that is set forth in the Notice of Exercise delivered by PM pursuant to the Class A Option Agreement. In the event that PM is not obligated to, and does not, exercise the Class A Option and deliver the related Notice of Exercise, the Closing shall not occur. The completion of all transactions described in this Section shall be deemed to occur simultaneously, and the Closing shall not be deemed to have occurred until all such transactions have been completed; except that the transaction described in item (viii) of Section 2.7(b) shall occur immediately after the events described in items (i)-(vii).

                  (b) At the Closing, the following transactions shall occur and circumstances shall exist:

                  (i) Eve will sell, transfer, convey and assign to the Company, as a contribution to the capital of the Company, all right, title and interest in and to the Marks, together with that part of the goodwill of the business connected with the use of and symbolized by the Marks (the "Associated Goodwill"), pursuant to the Assignment Agreement, a form of which is attached as Exhibit B hereto, such assignment to result in the capital account allocations set forth on Schedule A hereto. In connection with the execution of the Assignment Agreement, Eve shall acquire all of the Class A Shares and Class B Shares of the Company as set forth on Schedule A hereto.

                  (ii) Neither the Company nor PM or any of their respective Affiliates shall assume any past, present or future liabilities of any nature, express or implied, whether or not contingent, relating to the Marks or the Brands and arising from production, sales, marketing, consumption or use of or exposure to any product or any activity or omission of the Liggett Parties and their Affiliates prior to the Closing. Neither the Company's nor PM's acquisition, registration or enforcement of the Marks, or any "goodwill" or other intangible asset attributable to the Marks, shall be deemed an assumption, express or implied, of any liability excluded under this paragraph or indemnified under Section 2.9.

                  (iii) The Company shall acquire from the Liggett Parties only the Marks and the Associated Goodwill, and shall not acquire any assets other than the Marks and the Associated Goodwill.

                  (iv) The Company shall have no other equity or voting interests of any kind, and no rights to acquire any such interests, outstanding (other than as contemplated by this Agreement, the Class A Option Agreement and the Class B Option Agreement).

                  (v) PM and the Company shall execute the License Agreement in the form attached as Exhibit A hereto.

                  (vi) The Company and the lending institutions shall enter into (or have entered into) the Loan Agreement and the Company shall borrow the Loan Amount.

                  (vii) The Company shall distribute to the Liggett Parties holding the Class B Shares as distributions on such Shares the proceeds of the borrowing under the Loan Agreement, and the Class B Exercise Price shall be reduced by the aggregate amount of such distributions.

                  (viii) PM or any Permitted Assignee under the Class A Option Agreement shall purchase all of the Class A Shares from the Liggett Parties for the Class A Exercise Price, and the Liggett Parties shall deliver such Class A Shares, free and clear of any Liens whatsoever.

                  (ix) The Parties shall take such other actions and execute such other documents as may be reasonably appropriate or necessary to effect the transactions described in clauses (i) through (viii).

Notwithstanding the foregoing and for the avoidance of doubt, the inability of the Company to enter into the Loan Agreement or obtain the Loan Amount (and therefore the non-occurrence of the distributions described in clause (vii)) will not interfere with or otherwise delay the consummation of the other transactions contemplated by this Section. In the event such events do not occur at the Closing, the Parties shall use their reasonable best efforts to cause the Loan Agreement to be entered into, the Loan Amount to be borrowed and the distributions contemplated by clause (vii) to occur as promptly as practicable following the Closing Date.

                  Section 2.8 Conditions to Closing.

                  (a) Exercise of Class A Option. PM shall exercise, or be obligated to exercise the Class A Option, as provided in the Class A Option Agreement.

                  (b) Representations, Warranties and Covenants of the Liggett Parties. The representations and warranties of the Liggett Parties made in this Agreement shall be true and correct in all material respects as of the date hereof and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and the Liggett Parties shall have performed or complied in all material respects with the obligations and covenants required by this Agreement to be performed or complied with by the Liggett Parties by the time of the Closing; the Liggett Parties shall have delivered to PM a certificate dated the Closing Date and signed by an authorized officer confirming the foregoing.

                  (c) Representations, Warranties and Covenants of PM. The representations and warranties of PM made in this Agreement shall be true and correct in all material respects as of the date hereof and, except as specifically contemplated by this Agreement, on and as of the Closing Date, as though made on and as of the Closing Date, and PM shall have performed or complied in all material respects with the obligations and covenants required by this Agreement be performed or complied with by it by the time of the Closing; PM shall have delivered to the Liggett Parties a certificate dated the Closing Date and signed by an authorized officer confirming the foregoing.

                  (d) Satisfaction of Conditions in the Class A Option Agreement. The obligations of PM under this Agreement are subject to the satisfaction of the conditions set forth in Article VIII of the Class A Option Agreement and the obligations of the Liggett Parties under this Agreement are subject to the satisfaction of the conditions set forth in Article VII of the Class A Option Agreement.

                  (e) Letter Agreement. Neither PM nor any of the Liggett Parties shall have breached any of its material obligations under paragraph 9 of that certain letter agreement dated November 20,1998 between PM and the Liggett Parties, which obligations shall survive the execution of this Agreement and the Closing.

                  (f) Waiver of Conditions. The conditions in Section 2.8(b) and 2.8(e) (with respect to the obligations of the Liggett Parties) and Article VIII of the Class A Option Agreement are for the sole benefit of PM and may be waived by PM, and the conditions in 2.8(c) and 2.8(e) (with respect to PM's obligations) and Article VII of the Class A Option Agreement are for the sole benefit of the Liggett Parties and may be waived by the Liggett Parties.

                  Section 2.9 Liggett Parties' Indemnification Obligation. The Liggett Parties jointly and severally shall indemnify and hold harmless the Company, PM, their respective Affiliates, officers, directors, employees, agents and representatives (collectively, the "Indemnified Parties") from and against any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including without limitation, penalties, attorneys' fees and accounting fees and investigation costs) (collectively, "Claims") that may be incurred by the Indemnified Parties resulting or arising from or related to, or incurred in connection with, (i) the liabilities described in Section 2.7(b)(ii), none of which are being assumed by the Company, (ii) the failure by the Liggett Parties to transfer the Marks as provided in Section 2.7(b)(i), and
(iii) any failure to comply with the limitations set forth in Section 2.7(b)(iii) regarding any other assets of the Liggett Parties other than the Marks. The rights of the Indemnified Parties to indemnification as set forth in this Section shall be in addition to, and not in limitation of, any other remedies they may have, whether in law or equity, and shall survive any termination of this Agreement or termination or dissolution of the Company.

                  Section 2.10 Reasonable Best Efforts. Each of the Parties agrees to use its reasonable best efforts to cause the conditions to the Closing to be satisfied; provided, however, that, subject to the terms and conditions of the License Agreement, PM shall not be required to agree to divest or hold separate any brand, product, business or assets or to take or agree to take any action that limits its freedom of action with respect to, or its ability to retain, any of the Marks or any brand, product, business or other asset of PM or its Affiliates.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE LIGGETT PARTIES

                  Each of the Liggett Parties hereby jointly and severally represents and warrants to PM as follows:

                  Section 3.1 Corporate Authority. Each of the Liggett Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each Liggett Party has all requisite corporate power and authority to enter into this Agreement, the Class A Option Agreement and the Class B Option Agreement (collectively, the "Transaction Agreements") and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by each Liggett Party to authorize the execution, delivery and performance of each of the Transaction Agreements and the consummation of the transactions contemplated thereby have been duly and properly taken. The Transaction Agreements have been duly executed and delivered by each Liggett Party, and each such agreement constitutes the legal, valid and binding obligations of each Liggett Party, enforceable against each Liggett Party in accordance with its terms.

                  Section 3.2 No Conflict; Required Filings and Consents. The execution and delivery of each of the Transaction Agreements by each Liggett Party, the consummation by each Liggett Party of the transactions contemplated thereby and compliance by each Liggett Party with all of the provisions of each of the Transaction Agreements to which it is a party will not (i) conflict with or violate the certificate of incorporation or by-laws of any Liggett Party or any comparable organizational documents, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to any Liggett Party, or by which any of them or any of their respective properties or assets are bound, encumbered or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit to, or result in increased, additional, accelerated or guaranteed rights or entitlements of any person under, or the creation of any Lien on any of the Marks pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any Liggett Party is a party or by which any of the Marks are bound or affected. None of the execution and delivery of any of the Transaction Agreements by any Liggett Party, the consummation by each Liggett Party of the transactions contemplated thereby or compliance by each Liggett Party with any of the provisions of any of the Transaction Agreements to which it is a party will require any consent, waiver, approval, authorization or permit of, license, or registration or filing with, or notification to any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational (a "Governmental Entity"), except for (i) the filing of the Certificate pursuant to the Delaware Act and (ii) compliance with the HSR Act.

                  Section 3.3 Intellectual Property. At the Closing, the Company will own and have the right in the United States (as defined in the License Agreement) to use, execute, reproduce, display, modify, enhance, distribute, prepare derivative works of and license the Marks without payment to any other person and the consummation of the transactions contemplated by the Transaction Agreements will not conflict with, alter or impair such right. Other than the Transaction Agreements and the License Agreement, none of the Liggett Parties or any of their respective Subsidiaries has granted any options, licenses or agreements of any kind relating to the Marks or the marketing or distribution thereof. At the Closing, the Company will hold the Marks free and clear of the claims of others and of all liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions whatsoever (any of the foregoing, a "Lien"). The present use of the Marks by the Liggett Parties and their Subsidiaries does not violate, conflict with or infringe the intellectual property of any other person or entity. No claims are pending, or to the best knowledge of any of the Liggett Parties, threatened, by any person with respect to the ownership, validity, enforceability, effectiveness or use of the Marks, and during the past three years, none of the Liggett Parties has received any communications alleging that any of the Liggett Parties or any of their Subsidiaries through their use of the Marks has violated any rights relating to the intellectual property of any person or entity. None of the Liggett Parties will retain any interest whatsoever in the Marks except for its ownership of the Class A Shares and the Class B Shares, subject to the exercise of the Class A Option and the exercise of the Class B Option.


                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF PM

                  PM hereby represents and warrants to the Liggett Parties as follows:

                  Section 4.1 Corporate Authority. PM is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. PM has all requisite corporate power and authority to enter into each of Transaction Agreements and the License Agreement and to consummate the transactions contemplated thereby. All corporate acts and other proceedings required to be taken by PM to authorize the execution, delivery and performance of the Transaction Agreements and the License Agreement and the consummation of the transactions contemplated thereby have been duly and properly taken. The Transaction

Agreements have been, and, when executed and delivered, the License Agreement will have been, duly executed and delivered by PM, and each such agreement, once executed and delivered, does and will constitute the legal, valid and binding obligations of PM, enforceable against it in accordance with its terms.

                  Section 4.2 No Conflict; Required Filings and Consents. The execution and delivery of each of the Transaction Agreements and the License Agreement by PM, the consummation by PM of the transactions contemplated thereby and compliance by PM with all of the provisions of each of the Transaction Agreements and the License Agreement will not (i) conflict with or violate the certificate of incorporation or by-laws of PM, (ii) conflict with or violate any statute, ordinance, rule, regulation, order, judgment or decree applicable to PM, or by which it or any of its properties or assets are bound, encumbered or affected, or (iii) result in a violation or breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in any loss of any material benefit to, or result in increased, additional, accelerated or guaranteed rights or entitlements of any person under, or the creation of any Lien on any of the property or assets of PM pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which PM is a party or by which any of its properties are bound or affected. None of the execution and delivery of any of the Transaction Agreements and the License Agreement by PM, the consummation by PM of the transactions contemplated thereby or compliance by PM with any of the provisions of any of the Transaction Agreements and the License Agreement will require any consent, waiver, approval, authorization or permit of, license, or registration or filing with, or notification to Governmental Entity, except for (i) the filing of the Certificate pursuant to the Delaware Act and (ii) compliance with the HSR Act.


                                    ARTICLE V

                                    COVENANTS

                  Section 5.1 Activities of Liggett Relating to the Brands. Prior to the Closing, the Liggett Parties may only sell inventory related to the Marks in the normal course and may not engage in any Trade Loading with respect to the Marks. Promptly after the Closing, the Liggett Parties shall destroy any inventory of finished goods related to the Brands, as well as all point-of-sale, packaging, advertising and marketing materials related to the Brands.

                  Section 5.2 Loan Agreement. PM, the Liggett Parties and the Company shall use their respective reasonable best efforts to enable the Company to obtain the Loan Amount; provided, however, that PM shall not be required pursuant to the foregoing to directly or indirectly guarantee or subsidize the obtaining of the Loan Amount. In connection with the cooperation contemplated by this Section 5.2, PM shall consent to the pledge by the Company of the Marks and of the Company's interest in the License Agreement to the lenders under the Loan Agreement, and the Liggett Parties shall (or shall cause the holder thereof to) pledge all of the Class B Shares (including the put right set forth in Section
9.6 hereof) to such lenders. PM shall use its reasonable best efforts, which shall include, if required, confirming the continuation of the guarantee of Philip Morris Companies Inc. of PM's obligations under the License Agreement, to cause the Company to cause the indebtedness represented by the Loan Amount (including any extension or refinancing of the indebtedness incurred under the Loan Agreement) to remain outstanding until the earlier of (a) the day on which the Class B Option becomes exercisable and (b) the first day on which the Class B Shares are no longer owned by the Liggett Parties or their Affiliates; provided, however, that the Company may repay such indebtedness if (i) as a result of developments subsequent to the date hereof, there is no reasonable basis to conclude that there will be any material benefit to the Liggett Parties of having such indebtedness remain outstanding or (ii) Eve has taken any action to repudiate its obligation as a Guarantor.

                  Section 5.3 HSR Clearance. The Parties shall comply with the covenants set forth in Sections 5.1 and 6.1 of the Option Agreements regarding obtaining HSR Clearance and any other Governmental Filings.

                  Section 5.4 Tax Basis of Marks. The Liggett Parties shall provide the Company with such information as it may reasonably request concerning the basis of the Marks for federal income tax purposes.

                  Section 5.5 Access to Information. Prior to the Closing, the Liggett Parties shall, and shall cause each of their respective Subsidiaries to, give PM and its representatives, employees, counsel and accountants full access, during normal business hours and upon reasonable notice, to the employees, agents, independent contractors, properties, books and records relating to the Marks, only to the extent, in the reasonable judgment of counsel, permitted by law, including antitrust law, and provided that the Liggett Parties and their Subsidiaries shall not be obligated to make any disclosure which would cause forfeiture of attorney-client privilege. The Liggett Parties shall notify PM in writing if any disclosure is withheld in order to avoid such forfeiture. No investigation pursuant to this Section shall affect or be deemed to affect any representation or warranty made by the Liggett Parties. PM agrees that all information received pursuant to this Section shall be kept confidential and PM shall not disclose such information to any third party unless required to do so by applicable law.

                  Section 5.6 Representations and Warranties. Each of the Parties shall give written notice to the other Party promptly upon the occurrence of any event that would cause or constitute a material breach or would have caused a material breach, had such event occurred or been known to it prior to the date hereof, of any of its representations or warranties contained in any of the Transaction Agreements.

                  Section 5.7 Retention of Certain Trademarks, etc. (a) PM and the Company each acknowledge that the Liggett Parties shall continue to own in the United States (as defined in the License Agreement) all right, title and interest in, to and under the "LIGGETT," "MYERS" and "LIGGETT & MYERS" trademarks, trade names, service marks, Internet domain names or any similar electronic designation, and all registrations and applications for registration therefor, provided, however, that any use by the Liggett Parties of "LIGGETT & MYERS" as a trademark shall be subject to the consent of PM or the Company, which consent shall not be unreasonably withheld or delayed so long as such use does not encroach upon the prior trade dress, type style or logo associated with the "L&M" Mark. Neither PM nor the Company shall use or register any trademarks, service marks, trade dress, trade names, Internet domain names or any similar electronic designation that is the same as or confusingly similar to "LIGGETT," "MYERS" or "LIGGETT & MYERS." None of the Liggett Parties shall use or register any trademarks, service marks, trade dress, trade names, Internet domain names or any similar electronic designation that is the same as or confusingly similar to "L&M," "LARK" or "CHESTERFIELD."

                  (b) Except as set forth in the proviso to the first sentence of Section 5.7(a), neither PM nor the Company, nor any of their respective Affiliates shall (i) take any action, or permit any Affiliate to take any action, which (x) is inconsistent with the ownership rights of the Liggett Parties in, to and under the "LIGGETT," "MYERS" or "LIGGETT & MYERS" marks or
(y) will impair the ownership, validity, enforceability, effectiveness or use of the "LIGGETT," "MYERS" or "LIGGETT & MYERS" marks, or (ii) challenge the ownership, validity, enforceability, effectiveness or use of the "LIGGETT," "MYERS" or "LIGGETT & MYERS" marks.


                                   ARTICLE VI

                        PURPOSE AND POWERS OF THE COMPANY

                  Section 6.1 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Delaware Act.

                  Section 6.2 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 6.1.

                  Section 6.3 Other Authority. Notwithstanding anything to the contrary contained in this Agreement, the Company, and the Manager on behalf of the Company, may enter into the License Agreement, the Loan Agreement and any agreements or documents contemplated by any of the foregoing agreements, and the Company is authorized to perform its obligations under the License Agreement, the Loan Agreement and such agreements or documents, all without any further act, vote or approval of any Member or any other Person.


                                   ARTICLE VII

                                     MEMBERS

                  Section 7.1 Members. The name and mailing address of each Member and the number and class of Shares owned thereby shall be listed on Schedule A attached hereto. The Manager or a designated Officer shall be required to update Schedule A from time to time as necessary to accurately reflect changes in address and/or the ownership of Shares. Any amendment or revision to Schedule A made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.

                  Section 7.2 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement. Members shall not have the authority to bind the Company by virtue of their status as Members.

                  Section 7.3 Member's Shares. A Member's Shares shall for all purposes be personal property. No holder of a Share or Member shall have any interest in specific Company assets or property, including any assets or property contributed to the Company by such Member as part of any Capital Contribution.

                  Section 7.4 Classes. (a) The Shares shall be divided between Class A Shares and Class B Shares.

                  (b) The Class A Shares and Class B Shares may not be subdivided, and each of such Shares shall have identical rights and terms in all respects except as specifically set forth in this Agreement.

                  (c) The Class A Shares and Class B Shares shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the States of New York and Delaware. Each Member shall be entitled to receive one or more certificates registered in its name and representing all or any portion of the Class A Shares or the Class B Shares then held by it (each, a "Certificate of Interest"). A security interest in any Class A Shares or Class B Shares may be perfected by control (as defined in Article 8 of the Uniform Commercial Code as in effect in States of New York and Delaware) of a Certificate of Interest representing such Class A Shares or Class B Shares, and the Company hereby makes any elections which may be required under the Uniform Commercial Code as in effect in the States of New York and Delaware to give effect to the provisions of this paragraph (c).

                  Section 7.5 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property.

                  Section 7.6 Resignation. A Member shall cease to be a Member at the time such Member ceases to own any Shares. Shares are redeemable only pursuant to Section 9.5 of this Agreement.

                  Section 7.7 Member Meetings. (a) A meeting of Class A Members for such business as may be stated in the notice of the meeting shall be held at such dates, time and place as is determined by the Manager.

                  (b) Special meetings of the Class A Members for any purpose or purposes may be called only by the Manager.

                  (c) Class B Members shall have no right to attend any meeting of the Company.

                  Section 7.8 Voting. Each Member entitled to vote in accordance with the terms of this Agreement may vote in person or by proxy. The Members shall be entitled to vote only to the extent expressly set forth herein. Unless otherwise provided for by this Agreement, all matters to be decided by the Members shall be decided by an affirmative vote (or consent in writing) of the majority of the Total Voting Power of the holders of the Class A Shares, voting together as a single class, and no matter may be decided without such affirmative vote or consent in writing. Except as required by the following sentence, Class B Members shall have no voting rights as a Member of the Company, and the Class A Members shall have all voting rights of the Members. Any amendment, modification or waiver to, or with respect to, the License Agreement, or any other action under or with respect to the License Agreement, that would shorten the term of the License Agreement or decrease the amount of the Minimum Royalty (as defined in the License Agreement) or postpone the date on which any royalty under the License Agreement is payable shall require the approval of the holders of the Class B Shares as a separate class.

                  Section 7.9 Quorum. Except as otherwise required by law, the presence, in person or by proxy, of a majority of the holders of the Class A Shares shall constitute a quorum at all meetings of the Members. In case a quorum shall not be present at any meeting, Members holding a majority of the Total Voting Power held by Members represented thereat, in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of Shares shall be present. At any such adjourned meeting at which the requisite amount of Shares shall be represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

                  Section 7.10 Notice of Meetings. Written notice, stating the place, date and time of the meeting, shall be given to each Class A Member, at such Member's address as it appears on the records of the Company, not less than two business days before the date of the meeting (except that notice to any Member may be waived in writing by such Member).

                  Section 7.11 Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of Members as would be required to take such action at a meeting, notice of such action shall be given to those Members who have not so consented in writing to such action without a meeting and such written consent is filed with the minutes of proceedings of the Members.

                  Section 7.12 Admission of Class B Member upon Certain Transfers. In the event that any lender under the Loan Agreement acquires an interest in Class B Shares as a result of a foreclosure of the pledge contemplated by Section 9.8(b), such lender shall be admitted as a Class B Member without any further action by the Company or the Members.


                                  ARTICLE VIII

                                   MANAGEMENT

                  Section 8.1 Board of Directors. The Company shall have a board of directors consisting of one or more persons elected by the Class A Members (each, a "director" and collectively, the "directors" or "Board of Directors"). Each person elected to the Board of Directors shall hold office for one year or until his successor is elected and duly qualified. A majority of the total number of directors shall constitute a quorum for the transaction of business.

The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The number of directors shall be determined from time to time by the Class A Members. No director (as such) shall have authority to bind the Company. The directors shall not be "managers" within the meaning of the Delaware Act. The Board of Directors shall act on behalf of the Members to select the Manager as provided in Section 8.2.

                  Section 8.2 Manager. In accordance with Section 18-402 of the Delaware Act, management of the Company shall be vested in the manager of the Company (the "Manager"), who shall be elected by the Board of Directors. The Manager shall continue as such until such time as a new Manager is elected by the Board of Directors. The business and affairs of the Company shall be managed exclusively by and under the direction of the Manager in accordance with the terms of this Agreement, and the Manager shall have the sole and exclusive responsibility and authority for the management of the Company.

                  Section 8.3 Officers. The Manager may, but shall not be required to, designate and appoint such Officers as may be appropriate, as determined by the Manager, to conduct the business and affairs of the Company, and such Officers shall hold office until their successors are duly appointed. The Manager may also establish additional or alternate offices of the Company as it deems advisable, and such offices shall be filled with such Officers, who shall perform such duties and serve such terms, as the Manager shall determine from time to time.


                                   ARTICLE IX

                           SHARES AND CAPITAL ACCOUNTS

                  Section 9.1 Capital Contributions. The agreed value of the initial capital contributions contemplated by Section 2.7 shall be as set forth on Schedule A.

                  Section 9.2 Status of Capital Contributions. (a) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement with respect to allocations and distributions.

                  (b) Except as otherwise provided herein and by the Delaware Act, the Members shall be liable only to make their Capital Contributions pursuant to Section 2.7 hereof, and no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company except as provided herein or therein. Other than as provided under the Delaware Act, no Member shall have any personal liability for the payment of any Capital Contribution of any other Member who is not an Affiliate of such Member.

                  Section 9.3 Capital Accounts. (a) An individual Capital Account shall be established and maintained for each Member by class of Share.

                  (b) The Capital Account of each Member by class of Share shall be maintained in accordance with the following provisions:

                  (i) to such Member's Capital Account there shall be credited such Member's Capital Contributions, if any, when and as received, Profits and Gross Income and other items of Company income and gain allocated to such Member pursuant to Sections 10.1 and 10.2 hereof and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company assets distributed to such Member;

                  (ii) to such Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company assets (other than cash) transferred in kind to such Member in a Distribution pursuant to any provision of this Agreement, Losses and other items of Company loss and deduction allocated to such Member pursuant to Sections 10.1 and 10.2 hereof and the amount of any liabilities of such Member that are assumed by the Company (other than liabilities taken into account in determining a Member's Capital Contribution);

                  (iii) in determining the amount of any liability for purposes of this subsection (b), there shall be taken into account ss. 752(c) of the Code and any other applicable provisions of the Code and the Treasury Regulations;

                  (iv) Capital Accounts shall be otherwise adjusted in accordance with Treasury Regulation ss. 1.704-1(b); and

                  (v) if Shares are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Shares.

                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation ss. 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

                  Section 9.4 Advances. If any Member shall advance any funds to the Company in addition to its Capital Contributions, the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the Distributions of the Company. The amount of any such advance shall be a debt obligation of the Company to such Member and shall be repaid to it by the Company with such interest rate, conditions and terms as mutually agreed upon by such Member and the Manager. Any such advance shall be payable and collectible only out of Company assets, and the other Members shall not be personally obligated to repay any part thereof. No Person who makes any nonrecourse loan to the Company shall have or acquire, as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

                  Section 9.5 Redemption of Shares. (a) Class A Shares shall not be redeemable by the Company.

                  (b) The Class B Shares shall be redeemable in whole by the Company during the exercise period for the Class B Option, as set forth in the Class B Option, for an aggregate redemption price of $139.9 million, less the aggregate amount of all distributions made on the Class B Shares (other than the distributions required by Section 11.2) plus the aggregate amount of capital contributed by the holder of the Class B Shares (other than the Marks and Associated

Goodwill) (as adjusted pursuant to this paragraph, the "Redemption Price"). Upon such redemption, PM shall be required to cause each Guarantor to be released from its obligation as guarantor of the Loan and for any related Liens on the Class B Shares to be released. In the event of such redemption, the Company shall provide notice to the Liggett Parties, which notice shall set forth a date for the redemption to be effected, which date shall be a date not less than 20 days following the date such notice is provided. At the specified date, the Liggett Parties shall deliver to the Company any certificates or other evidence of the Class B Shares, free and clear of all Liens (other than Liens relating to the Loan), against payment of the Redemption Price, and the parties shall execute such other customary documents as may be required to effect the redemption of the Class B Shares. In the event that the outstanding principal amount under the Loan Agreement has been reduced due to payments to the lenders by any Guarantor, then, provided that the Company or a Class A Member (i) has no further liability (contingent or otherwise) with respect to the Loan amount so repaid (whether to the lender, the Guarantor or another) and (ii) has not previously repaid or otherwise reimbursed such Guarantor for such payment, the Redemption Price shall be increased by the amount of such reduction.

                  Section 9.6 Liggett Parties' Class B Put Option. Provided that either the Class A Option has been exercised or was required to have been exercised pursuant to the Class A Option Agreement, the Liggett Parties shall have a put option pursuant to which, upon written notice provided by the Liggett Parties to PM, PM (or its designee) shall be required to purchase, and the Liggett Parties shall be required to sell, all, but not less than all, of the then-outstanding Class B Shares to PM (or PM's designee) at a put price that is $5 million less than the then-applicable Redemption Price but in no event less than $500,000 (the "Put Option"). The Put Option shall be exercisable at any time during the period (the "Put Period") beginning on March 2, 2010 and ending at 5:00 p.m. (New York City time) on May 31, 2010. The Put Option shall be consummated on the date specified in the written notice described in this paragraph, which date shall be a date not less than 20 days following the date such notice is provided. Upon consummation of the Put Option exercise, PM shall be required to cause each Guarantor to be released from its obligations as guarantor of the Loan and for any related Liens on the Class B Shares to be released. At the specified date, the Liggett Parties shall deliver to PM (or its designee) any certificates or other evidence of the Class B Shares, free and clear of all Liens against payment of the Put Option price, and the parties shall execute such other customary documents as may be required to effect the exchange of the Class B Shares.

                  Section 9.7 Liggett Parties' Class B Conversion Right. At the expiration of the Put Period, if the Class B Option has not been exercised, and the Class B Shares have not been redeemed by the Company pursuant to Section 9.5, the holders of the Class B Shares shall be entitled, at their election, to convert all, but not less than all, of the then-outstanding Class B Shares into an equivalent number of Class A Shares, which newly issued Class A Shares shall have the same rights to share in future profits and losses of the Company, and the same aggregate voting power, as the Class A Shares issued at the Closing. The Class A Shares issued pursuant to this Section shall represent 50% of the aggregate capital of the Company created pursuant to Section 2.7.

                  Section 9.8 Assignment and Encumbrance of Interests. (a) Except as otherwise provided herein or in the Class A Option Agreement or the Class B Option Agreement, the Class A Shares and the Class B Shares shall not be transferable or otherwise subject to

Assignment by any party, except that the Class A Shares (or, upon exercise of the Class B Option or the Put Option, the Class B Shares) may be Assigned by PM so long as the acquiring party assumes the obligations of PM under this Agreement (or the pro rata portion thereof, based on the percentage interest transferred) and such transfer shall not relieve PM of any of its obligations hereunder.

                  (b) The Liggett Parties shall not in any way Assign any Class A Shares or Class B Shares owned by them; provided, however, that the Class B Shares may be pledged by a Guarantor to secure the borrowing under the Loan Agreement, so long as such pledge, by its terms, provides that the encumbrance shall be eliminated when the Guarantor is released from its obligations under the Loan Agreement (including upon repayment of the entire Loan Amount).


                                    ARTICLE X

                                   ALLOCATIONS

                  Section 10.1 Allocation of Gross Income. Beginning on the date immediately following the Closing Date, gross income in an amount equal to $500,000 (prorated for periods less than twelve months) shall be credited annually (and at such other times that such allocation would make a difference in connection with another allocation, distribution or other event under this Agreement) pro rata to the holders of Class B Shares.

                  Section 10.2 Allocation of Profits. Subject to Sections 10.3 and 10.4, the Company's Profits (taking into account the amount of any gross income allocated under Section 10.1 above as an item of deduction) shall be allocated annually (and at such other times that such allocation would make a difference in connection with another allocation, distribution or other event under this Agreement) to the Class A Members in the following order:

                  (i) first, pro rata to the holders of the Class A Shares until they have been allocated Profits equal to the amount of Losses previously allocated under Section 10.3(i) below not previously offset by an allocation of Profits under this clause; and

                  (ii) second, pro rata to the holders of the Class A Shares.

                  Section 10.3 Allocation of Losses. Subject to Sections 10.3 and 10.4, the Company's Losses (taking into account the amount of gross income allocated under Section 10.1 above as an item of deduction) shall be allocated annually (and at such other times that such allocation would make a difference in connection with another allocation, distribution or other event under this Agreement) to the Class A Shares in the following order:

                  (i) first, pro rata to the holders of the Class A Shares until such holders have been allocated an amount of Losses equal to the amount of Profits previously allocated to the holders of Class A Shares under Section 10.2(ii) not previously offset by an allocation of Losses under this clause; and

                  (ii) second, pro rata to the holders of Class A Shares.

                  Section 10.4 Allocation Rules. (a) In the event there is a change in the respective ownership interests of Class A Members during the year, the Profits (or Losses) allocated to the Members for each Fiscal Year during which there is a change in the respective ownership interests of Members during the year shall be allocated among the Members in proportion to the ownership interests during such Fiscal Year in accordance with ss. 706 of the Code, using any convention permitted by law and selected by the Manager.

                  (b) For purposes of determining the Profits, Losses or any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Manager using any method that is permissible under ss. 706 of the Code and the Treasury Regulations thereunder.

                  (c) Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be divided among the Class A Members in the same proportions as they share Profits and Losses for the Fiscal Year in question.

                  (d) The Members agree to report their shares of Company income, gain, loss, deduction and credit in conformity with the allocation provisions contained in this Article X.

                  Section 10.5 Regulatory Allocations. The following allocations shall be made in the following order of priority:

                  (a) Company Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation ss. 1.704-2(f), notwithstanding any other provision of this Article X, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation ss. 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations ss.ss. 1.704-2(f)(6) and 1.704-2(j)(2). This Section 10.5(a) is intended to comply with the minimum gaiN chargeback requirements set forth in Treasury Regulation ss. 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Member Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation ss. 1.704-2(i)(4), notwithstanding any other provision of this Article X, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation ss. 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations ss. 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations ss.ss. 1.704-2(i)(4) and

1.704-2(j)(2). This Section 10.5(b) is intended to comply with Treasury Regulation ss. 1.704-2(i)(4) and shall be interpreted consistently therewith.

                   (c) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year shall be specially allocated among the Class A Members in proportion to the allocations for such Fiscal Year of Profits under Section 10.2 or Losses under Section 10.3, as applicable.

                  (d) Allocation of Member Nonrecourse Deductions. Any Member Nonrecourse Deduction for any Fiscal Year shall be specially allocated to the Member who bears the Economic Risk of Loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation ss. 1.704-2(i)(1). The Members acknowledge and agree that, as collateralized guarantor of the Loan Amount, Eve shall be deemed for purposes of this Section 10.5(d) during the period of such guaranty to bear the Economic Risk of Loss with respect to the Loan Amount which, for such period, shall constitute Member Nonrecourse Debt.

                  (e) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations ss.ss. 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or
1.704-1(b)(2)(ii)(d)(6), items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for the Fiscal Year) shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulation, the Adjusted Capital Account Deficit of such Member created by such adjustments, allocations or distributions as quickly as possible; provided that an allocation pursuant to this Section 10.5(e) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.5 have been tentatively made as if this Section 10.5(e) were not in this Agreement. This
Section 10.5(e) is intended to comply with the qualified income offset requirement in Treasury Regulation ss. 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (f) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount such Member is obligated to restore pursuant to the terms of this Agreement or otherwise, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentence of each of Treasury Regulations ss.ss. 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.5(f) shall be made if and only to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.5 have been tentatively made as if Section 10.5(e) and this Section 10.5(f) were not in this Agreement.

                  (g) Member Nonrecourse Deductions. If any Class A Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Liability, any Member Nonrecourse Deduction for any Fiscal Year shall be specially allocated to the Member who bears the Economic Risk of Loss with respect to the Member Nonrecourse Liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulation ss. 1.704-2(i).

                  (h) Adjustments Occasioned by Code ss. 754 Election. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code ss. 734(b) or Code ss. 743(b) is required pursuant to an election under Code ss. 754 to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Member in accordance with their interests in the event Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulation ss. 1.704-1(b)(2)(iv)(m)(4) applies.

                  (i) Deductions under ss. 709 of the Code. Deductions under ss. 709 of the Code for amortization of amounts paid or incurred to organize the Company or, in the case of liquidation of the Company prior to the end of the amortization period specified in ss. 709 of the Code, deductions under ss. 165 of the Code for the previously unrecovered portion of such amounts, shall be specially allocated to the Member who paid or incurred such amounts and such Member's Capital Account shall be credited for amounts paid or incurred by such Member.

                  Section 10.6 Treatment of Regulatory Allocations. The allocations set forth in Section 10.5 (the "Regulatory Allocations") are intended to comply with and shall be interpreted consistently with certain requirements of Treasury Regulations ss.ss. 1.704-1 and 1.704-2. Notwithstanding any other provisions of this Article VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Profits and Losses and items of income, gain, loss and deduction among Members so that, to the extent possible, the net amount of such allocations of other Profits and Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

                  Section 10.7 Tax Allocations; ss. 704(c) of the Code. (a) In accordance with ss. 704(c) of the Code and Treasury Regulation ss. 1.704-3(c) thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for income tax purposes, be allocated among the Members using the traditional method of allocation under ss. 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for United States federal income tax purposes and its initial Gross Asset Value (computed in accordance with paragraph (a) of the definition of "Gross Asset Value" contained in Section 1.1 hereof).

                  (b) In the event the Gross Asset Value of any Company asset is adjusted pursuant to paragraph (b) of the definition of "Gross Asset Value" contained in Section 1.1 hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall, solely for income tax purposes, take account of any variation between the adjusted basis of such asset for United States federal income tax purposes and its Gross Asset Value in the same manner as under ss. 704(c) of the Code and the Treasury Regulations thereunder.

                  (c) Allocations pursuant to this Section 10.7 are solely for purposes of United States federal, state and local taxes, and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.


                                   ARTICLE XI

                                  DISTRIBUTIONS

                  Section 11.1 Distributions. Subject to Section 11.2, the Manager may make pro rata Distributions in accordance with the Class A Members' respective Capital Accounts, in each case in proportion to the respective Capital Accounts at such times as it deems appropriate, at its sole discretion.

                  Section 11.2 Mandatory Distributions. Notwithstanding Section
11.1 above, but subject to Section 2.7(b)(vii), during each Fiscal Year that the Class B Shares are outstanding, all Distributions made by the Company shall be made 50% to the Class A Members and 50% to the Class B Members until such time as the Class B Members shall have received Distributions equal to the amount of gross income allocated to the Class B Shares pursuant to Section 10.1 and thereafter shall be made entirely to the Class A Members. Such Distribution shall be made to all Class B Members in accordance with their percentage ownership of the Class B Shares.

                  Section 11.3 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution if such Distribution would violate Section 18-607 of the Delaware Act or other applicable law, but shall instead make such Distribution as soon as practicable after the making of such Distribution would not cause such violation.


                                   ARTICLE XII

                                BOOKS AND RECORDS

                  Section 12.1 Books, Records and Financial Statements. (a) The Company shall at all times maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Such books of account, together with a copy of this Agreement and the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Class A Member and its duly authorized representatives for any proper purpose reasonably related to such Member's interest in the Company.

                  (b) The Manager or duly appointed Officers shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company. The following financial information, prepared in accordance with GAAP and applied on a basis consistent with prior periods, shall be transmitted by the Company to each Class A Member as soon as reasonably practicable after the close of each Fiscal Year:

                  (i) balance sheet of the Company as of the beginning and close of such Fiscal Year;

                  (ii)  statement of profits and losses for such Fiscal Year;

                  (iii) statement of each Member's Capital Account as of the close of such Fiscal Year, and changes therein during such Fiscal Year; and

                  (iv) statement of the Company's cash flows during such Fiscal Year.

                  (c) The Company shall prepare in accordance with United States federal income tax principles and transmit to each Member as soon as reasonably practicable after the close of each Fiscal Year a statement indicating such Member's share of each item of the Company income, gain, loss, deduction or credit for such Fiscal Year for income tax purposes, which statement shall include or consist of a Schedule K-1 to the Company's Internal Revenue Service Form 1065 (or any corresponding schedule to any successor form) for such Fiscal Year.

                  Section 12.2 Accounting Method. For both financial and tax reporting purposes and for purposes of determining Profits and Losses, the books and records of the Company shall be kept on the accrual method of accounting and shall reflect all Company transactions and be appropriate and adequate for the Company's business.

                  Section 12.3 Annual Audit. The financial statements of the Company shall be audited by an independent certified public accountant, selected by the Manager, with such audit to be accompanied by a report of such accountant containing its opinion. The cost of such audit shall be an expense of the Company.


                                  ARTICLE XIII

                                   TAX MATTERS

                  Section 13.1 Tax Matters. (a) PM shall be the "Tax Matters Partner" of the Company for purposes of ss. 6231(a)(7) of the Code; provided, however, that if PM shall at any time not own a majority of the Class A Shares, the Tax Matters Partner shall be the Member owning the largest percentage of the Class A Shares. The Tax Matters Partner shall cause to be prepared for each taxable year of the Company the federal, state and local tax returns and information returns, if any, which the Company is required to file.

                  (b) The Company shall, within ten (10) days of the receipt of any notice from the Internal Revenue Service or any state, local or foreign tax authority in any administrative proceeding at the Company level relating to the determination of any Company item of income, gain, loss, deduction or credit, mail a copy of such notice to each Member.

                  Section 13.2 Section 709 Election. The Tax Matters Partner may cause the Company to file, with the Company's Internal Revenue Service Form 1065 for the taxable year in which the Company begins business, an election under ss. 709 of the Code (meeting the requirements of Treasury Regulation ss. 1.709-1(c)) to amortize its organizational expenses over

60 months. Each Member agrees to (i) treat any amounts paid or incurred by such Member to organize the Company as deferred expenses of the Company that are subject to ss. 709 of the Code and (ii) maintain records of any such amounts that are sufficiently detailed to enable the Company to file an election meeting the requirements of Treasury Regulation ss. 1.709-1(c).

                  Section 13.3 Taxation as Partnership. The Company will elect to be treated as a partnership for United States federal income tax purposes.


                                   ARTICLE XIV

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

                  Section 14.1 Liability. Except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Covered Person or Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Covered Person or Member. Except as expressly provided herein, no Member, in its capacity as such, shall have liability to the Company, any other Member or the creditors of the Company.

                  Section 14.2 Exculpation. (a) No Covered Person shall be liable to the Company, any Member or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, the Board of Directors (if any), the Manager or an appropriate Officer or employee of the Company, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence, fraud or willful misconduct.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Profits or Losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

                  Section 14.3 Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith acts or omissions in reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

                  Section 14.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage, expense or claim incurred by, or asserted against, such Covered Person, or for which such Covered Person is liable, by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence, fraud or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof.

                  Section 14.5 Expenses. To the fullest extent permitted by applicable law, reasonable expenses (including reasonable legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in Section 14.4 hereof.

                  Section 14.6 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Manager shall deem reasonable or appropriate, on behalf of Covered Persons and such other Persons as the Manager shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Members and the Company may enter into indemnity contracts with Covered Persons and such other Persons as the Manager shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.5 hereof and containing such other procedures regarding indemnification as are appropriate.

                  Section 14.7 Outside Businesses. Any Member (including any Member that is the Manager) or Affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity. The Members acknowledge and agree that the Manager, and the Officers, employees and agents of the Company may be Affiliates of a Member, or employees of a Member or its Affiliates, and the Members hereby waive, with respect only to their interest in the Company, any claims against such Persons in respect of "corporate opportunities" or similar doctrines. The provisions of this Section 14.7 shall not in any way limit, modify or amend the terms of any noncompetition, license or employment agreement that may be entered into between the Company and any Member, which terms shall be binding on the parties thereto.

                  Section 14.8 Third-Party Beneficiaries. There shall be no third-party beneficiaries of this Agreement, except that the Indemnified Parties shall be third-party beneficiaries of the provisions of Section 2.9 and Covered Persons shall be third-party beneficiaries of this Article XIV.


                                   ARTICLE XV


                               ADDITIONAL MEMBERS

                  Section 15.1 Admission. Except as provided in Section 2.7,
Article VII, Section 9.7 or Section 9.8, the Company may not admit any new Members and may issue no new Class A Shares or Class B Shares.


                                   ARTICLE XVI


                                   ASSIGNMENTS

                  Section 16.1 Recognition of Assignment by the Company. No Assignment of Shares in violation of this Agreement or the Class A Option or Class B Option shall be valid or effective, and neither the Company nor the Members shall recognize the same for the purpose of making allocations or Distributions. Neither the Company nor the Members shall incur any liability as a result of refusing to make any such allocations or Distributions with respect to Assigned Shares in violation of this Article.

                  Section 16.2 Effect of Assignment. No Assignment by any Party of its rights under this Agreement or of any interest in the Company shall relieve such Party of its obligations hereunder.


                                  ARTICLE XVII

                    DISSOLUTION, LIQUIDATION AND TERMINATION

                  Section 17.1 No Dissolution. The death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not, in and of itself, cause the dissolution of the Company. In such event, the business of the Company shall be continued by the remaining Members.

                  Section 17.2 Liquidation. Upon dissolution of the Company, unless the Members continue the Company in accordance with the Delaware Act, the Person or Persons approved by the Class A Members to carry out the winding up of the Company shall immediately commence to wind up the Company's affairs; provided, however, that a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the satisfaction of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation. The Members shall continue to share income, Profits and Losses during liquidation as specified in
Article X hereof. The proceeds of liquidation shall be distributed in the following order and priority:

                  (a) to secured creditors of the Company whether or not they are Members and to unsecured creditors that are not Members, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

                  (b) to unsecured creditors of the Company that are Members, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

                  (c) to the holders of the Class B Shares on a pro rata basis in accordance with their respective Capital Accounts;

                  (d) to the holders of the Class A Shares on a pro rata basis in accordance with their respective Capital Accounts; and

                  (e) to the holders of the Class A shares on a pro rata basis in accordance with their respective ownership of Class A Shares.

                  Section 17.3 Termination. The Company shall terminate when all of the assets of the Company, after payment, or due provision for all debts, liabilities and obligations, of the Company shall have been distributed to the Members in the manner provided for in this Article XVII and the Certificate shall have been canceled in the manner required by the Delaware Act.

                  Section 17.4 Claims of the Members. The Members and former Members shall look solely to the Company's assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members and former Members shall have no recourse against the Company or any other Member.


                                  ARTICLE XVIII

                                  MISCELLANEOUS

                  Section 18.1 Notices. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be hand delivered, faxed or mailed by registered or certified mail or overnight courier service, as follows:

                  (a)  if given to the Company:

                  Trademarks LLC
                  c/o Philip Morris Incorporated
                  120 Park Avenue
                  New York, NY  10017
                  Facsimile:  (917) 663-5399
                  Attention:  General Counsel, PM USA

                  (b) if given to any Member:

                  (i)  to PM or its designee:

                  Philip Morris Incorporated
                  120 Park Avenue
                  New York, NY  10017
                  Facsimile:  (917) 663-5399
                  Attention:  General Counsel, PM USA

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, NY  10019
                  Facsimile:  (212) 403-2000
                  Attention:  Elliott V. Stein;

                  (ii) to the Liggett Parties:

                  c/o Brooke Group Ltd.
                  100 S.E. Second Street, 32nd floor
                  Miami, FL  33131
                  Facsimile:  (305) 579-8009
                  Attention:  Richard J. Lampen
                                 Executive Vice President

                  with a copy to:

                  Milbank, Tweed, Hadley & McCloy
                  One Chase Manhattan Plaza
                  New York, NY  10005
                  Facsimile:  (212) 530-5219
                  Attention:  Michael W. Goroff and Simon Friedman

                  All such notices shall be deemed to have been given when received. The address for receipt of notice may be changed by providing written notice to the Company.

                  Section 18.2 Formation Expenses. Each party shall pay its own expenses incurred in connection with the formation of the Company.

                  Section 18.3 Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

                  Section 18.4 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  Section 18.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and assigns.

                  Section 18.6 Interpretation. All references herein to "Articles," "Sections" and "Paragraphs" shall refer to corresponding provisions of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent in writing and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                  Section 18.7 Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

                  Section 18.8 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

                  Section 18.9 Integration. There are no oral agreements, understandings, representations or warranties between the Parties with respect to the subject matter hereof.

                  Section 18.10 Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New York (other than with respect to matters relating to the organization and internal affairs of the Company, including the liabilities, obligations, rights, powers and restrictions of the Company and the Members, which shall be interpreted in accordance with laws of the State of Delaware), and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.

                  Section 18.11 Consent to Jurisdiction. Each of the Parties (i) consents to submit itself to the personal jurisdiction of any Federal or state court located in the State of New York in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal or state court sitting in the State of New York.

                  Section 18.12 Confidentiality. Each Member expressly acknowledges that such Member will receive confidential and proprietary information relating to the Company, including, without limitation, information relating to the Company's financial condition and business plans, and that the disclosure of such confidential information to a third party would cause irreparable injury to the Company. Except with the prior written consent of the Company or as required by law, no Member shall disclose any such information to a third party (other than on a "need to know" basis to any Affiliate or any employee, agent or representative of such Member or its Affiliates (each of whom shall agree to maintain the confidentiality of such information)), and each Member shall use reasonable efforts to preserve the confidentiality of such information.

                  Section 18.13 Governmental Notices. A Member shall, within 10 days of receipt of any notice from a Governmental Entity, including but not limited to, the Department of Justice, the Federal Trade Commission or the Internal Revenue Service, relating to the formation, operation or treatment of the Company or to the transactions contemplated by the Transaction Agreements, mail a copy of such notice to each Member.

                  Section 18.14 Prior Agreement. The letter agreement of November 20, 1998 among Brooke, LMI, Liggett and PM regarding a prior conditional settlement of certain litigation is unaffected by this Agreement and remains in full force and effect.


                                   ARTICLE XIX

                                   AMENDMENTS

                  Section 19.1 Amendments. Any amendment to this Agreement shall be adopted and be effective as an amendment hereto if approved by the affirmative vote of a majority of the Total Voting Power, except that any amendment which would adversely affect the rights or obligations of any Member (or of the Class B Shares) shall also be approved by such Member (or by the holders of a majority of the Class B Shares).

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.


                                    BROOKE GROUP LTD.

                                    By:  /s/ Richard J. Lampen
                                       -----------------------------------
                                         Name:  Richard J. Lampen
                                         Title:  Executive Vice President


                                    LIGGETT & MYERS INC.


                                    By:  /s/ Richard J. Lampen
                                       -----------------------------------
                                         Name:  Richard J. Lampen
                                         Title:  Vice President


                                    EVE HOLDINGS INC.


                                    By:  /s/Joselynn D. Van Siclen
                                       -----------------------------------
                                         Name:  Joselynn D. Van Siclen
                                         Title:  Vice President


                                    LIGGETT GROUP INC.


                                    By:  /s/ Marc N. Bell
                                         Name:  Marc N. Bell
                                         Title:  General Counsel and Secretary


                                    PHILIP MORRIS INCORPORATED


                                    By:  /s/ Norma Suter
                                       -----------------------------------
                                         Name:  Norma Suter
                                         Title:  Vice President

                                   Schedule A

                                     Members



                                              Agreed Value of Initial Capital                  Number of
Name                                                    Contribution                            Shares
----                                          -------------------------------                  ---------
Eve Holdings Inc.                         Lark, Chesterfield and L&M trademarks               100 Class A
                                          and associated goodwill- $15,100,000

Eve Holdings Inc.                         Lark, Chesterfield and L&M trademarks               100 Class B
                                          and associated goodwill- $284,900,000

                                          Total-  $300,000,000


                                                                       EXHIBIT A

                        TRADEMARK LICENSE AGREEMENT

              TRADEMARK LICENSE AGREEMENT (the "Agreement") dated as of May 24, 1999, by and between Trademarks LLC, a Delaware limited liability company ("Licensor"), and Philip Morris Incorporated, a Virginia corporation ("Licensee").

              WHEREAS, an Affiliate of Licensee acquired in 1978 the entire business of Liggett Group Inc. in the International Territory;

              WHEREAS, Licensor owns and has the right to license the Trademarks in the United States (as defined herein) and desires to grant the Licensee such rights in accordance with the terms of this Agreement; and

              WHEREAS, upon execution of this Agreement, Licensee will have the exclusive right (including with respect to Licensor) to use the Trademarks in the United States (as defined herein).

              NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee agree as follows:

Section 1.1 Affiliates: shall mean, with respect to any Person, any direct or indirect subsidiary of such Person, any other Person that directly or through one or more intermediaries, is controlled by, or is under common control with, the specified Person, and, if such a Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, the term "control" (including with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise. Notwithstanding the foregoing, for the purposes of this Agreement, (i) Licensor and Licensee shall not be deemed to be Affiliates and (ii) Licensor shall not be deemed to be an Affiliate of Eve Holdings Inc., a Delaware corporation ("Eve"), or of any Affiliate of Eve.

              Section 1.2 Brands: shall mean "Lark," "Chesterfield" and "L&M."

              Section 1.3 Confidential Information: shall mean all proprietary information relating to the business and operations of Licensor or any of Licensor's Affiliates, other than information that (i) is in the possession of Licensee prior to the execution of this Agreement, (ii) becomes available to the public other than as a result of a disclosure by Licensee or its officers, employees or advisors, or (iii) is not acquired from Licensor or persons known by Licensee to be in breach of an obligation of secrecy to Licensor.

               Section 1.4 International Territory: means (i) any place in the world outside the United States, (ii) ships and aircraft, purchasing duty-free, located within or outside the United States, (iii) duty-free shops, embassies, legations and others enjoying duty-free privileges (in each case to the extent they enjoy such privileges from time to time) located within or outside the United States and (iv) embassies, legations and other presences of the government of the United States of America enjoying duty-free privileges (in each case to the extent they enjoy such privileges from time to time) located outside the United States, but excluding sales to the United States Military wherever situated.

              Section 1.5 Inventory: shall mean Licensee's inventory of Licensed Products and of related work in progress then on hand as reflected in Licensee's books and records.

              Section 1.6 Licensed Products: shall mean the cigarettes sold in the United States under any of the Trademarks, conforming to the Quality Standards and Specifications.

              Section 1.7 LLC Agreement: shall mean that certain Formation and Limited Liability Company Agreement dated as of January 12, 1999 between the Liggett Parties (as defined therein) and Licensee.

              Section 1.8 NonTobacco Materials: shall mean all components and ingredients, other than tobacco, used in manufacturing the Licensed Products, including casings and flavorings, tow and additives, cigarette paper, tipping paper and packaging.

              Section 1.9 Person: shall include any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization.

              Section 1.10 Quality Standards and Specifications: shall mean such specifications, standards and directions of Licensor, as Licensor shall provide to Licensee from time to time.

              Section 1.11 Taxes: shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all interest, penalties, or other liabilities with respect thereto, excluding income taxes and franchise taxes measured by the income of Licensor.

              Section 1.12 Trademarks: shall mean all of the interest of the Licensor in all trademarks, trade names, trade dress, service marks, registrations and applications for registrations therefor, in each case relating to "Lark," "Chesterfield" and "L&M" brands, including any variation or product line extension thereof and any derivative pertaining thereto, as set forth in Schedule A hereto.

              Section 1.13 United States: means the present fifty states of the United States of America and the District of Columbia and shall exclude (a) its territories, possessions and the Commonwealth of Puerto Rico, all as presently constituted, and (b) all of the International Territory. When used herein, "sales in the United States" include sales to the United States Military, wherever situated.

              Section 1.14 United States Military: shall mean appropriated and non- appropriated fund activities of the United States Department of Defense, Departments of the Army, Navy, Air Force, United States Marine Corps and United States Coast Guard.

Section 2.1 Licensor hereby grants to Licensee, upon the terms and subject to the conditions and restrictions of this Agreement, the exclusive right to use the Trademarks upon and in connection with the manufacture, marketing distribution and sale of the Licensed Products in the United States.

              Section 2.2 Licensor acknowledges and agrees that the license granted hereunder is exclusive as to Licensee, and Licensor agrees that it shall not use the Trademarks in any manner whatsoever.

              Section 2.3 Licensee agrees that, subject to the rights granted in this Agreement, Licensor owns all right, title and interest in the United States to the Trademarks in the United States. No rights to the Trademarks in the United States are granted herein other than those expressly enumerated.

Section 3.1 Licensee shall do everything in its power to protect the Trademarks. To that end, Licensee shall fully comply with all the laws and regulations in the United States which are applicable to the manufacture, sale or purchase of cigarettes or to the use of trademarks for cigarettes; shall give prompt notice in writing to Licensor of any infringement or possible infringement of the Trademarks which may come to its attention; shall not at any time claim any right, title or interest in or to the Trademarks, other than the right to use the same under all the terms and conditions hereof; shall not at any time use or register any trademark or trade name identical or confusingly similar to any of the Trademarks; and shall, without charge, assign to Licensor, upon the request of Licensor, all such registrations and applications therefor and any right it may acquire through use or otherwise (except the right to use the same under all the terms and conditions hereof) in or to the Trademarks. When and if requested by Licensor so to do, Licensee shall, at its cost and expense, take such action as may be necessary or advisable to stop any infringement of the Trademarks and to recover profits, damages and costs. If any sum in excess of the costs and expenses incurred by Licensee in connection therewith is recovered in any such suit, Licensor shall have the exclusive right thereto.

              Section 3.2 Licensee may in its discretion, either in its own name or the name of Licensor or in both names, take such action (including the initiation of proceedings and participation in proceedings initiated by Licensor and the defense of proceedings brought against Licensor) as it may deem necessary or desirable, at law or in equity or otherwise, either in the United States or elsewhere, to stop any infringement of the Trademarks or to defend the use of the Trademarks and, in the event any sum in excess of the costs and expenses incurred by Licensee in connection therewith is recovered, Licensor shall have the exclusive right thereto. In the event that Licensee decides to take any action in the name of Licensor pursuant to this Section 3(b), it shall first obtain the consent of Licensor and such consent shall not be unreasonably withheld; provided, however, that nothing herein shall prevent Licensee from taking any action in its own name at any time in its absolute discretion.

               Licensee shall manufacture cigarettes for sale under the Trademarks in accordance with Licensor's Quality Standards and Specifications, and shall not sell under the Trademarks any cigarettes that do not meet or exceed the Quality Standards and Specifications. Licensee represents and warrants that the Licensed Products will be manufactured, sold and distributed in strict compliance with the terms and conditions of this Agreement and all applicable laws, regulations and standards in force at any time in any place in the United States. Licensee will take all steps required with respect to the Licensed Products, their advertising, marketing and distribution to ensure compliance with such laws, regulations and standards.


Section 7.1 In consideration of the right and license granted to Licensee to use the Trademarks pursuant to this Agreement, Licensee shall pay to Licensor a royalty at the rate of four and one-half percent (4.5%) of the Licensee's Net Sales Value of Licensed Products during each Royalty Month (as defined below) or portion thereof that this Agreement is in effect, but in no event shall such royalty for any such Royalty Month (or portion thereof) in which this Agreement is in effect be less than the Minimum Royalty. For purposes of this paragraph, the term "Net Sales Value" shall mean the gross sales price from Licensee's factories of the Licensed Products, less any federal excise tax that is included in such price. For purposes of this paragraph, the term "Minimum Royalty" in any period shall mean the greater of (i) the product of $10,500,000 times a fraction, the numerator of which is the number of days in such period, and the denominator of which is 360, and (ii) the sum of (x) the amount of the debt service obligation of Licensor (which shall include all obligations of the Licensor under the Loan Agreement (as defined in the LLC Agreement)) for such period and (y) the product of $1,000,000 times a fraction, the numerator of which is the number of days in such period and the denominator of which is 360.

              Section 7.2 On the day of the execution of this Agreement, the Licensee will pay royalty payments (pro-rated in accordance with subsection (a) above) for the remaining portion of the calendar month of execution and for the immediately succeeding calendar month. For each succeeding calendar month thereafter, beginning with July 1999 (each such calendar month as well as the period described in the immediately preceding sentence hereinafter referred to as a "Royalty Month"), no later than the fifth Business Day thereof, the Licensee shall pay the royalty payments for such Royalty Month. With respect to any such royalty payment that is made on the basis of the Licensee's Net Sales Value of Licensed Products, the Licensee shall be entitled to estimate the Net Sales Value of Licensed Products for the period to which the royalty payment relates; provided that, the royalty payment for any Royalty Month that immediately succeeds a Royalty Month in which the royalty payment was made on the basis of such an estimate shall include any corresponding upward or downward adjustment necessary to reconcile the difference between the estimated Net Sales Value of Licensed Product and actual Net Sales Value of Licensed Product for the immediately preceding Royalty Month. Any day that is not a day of the year on which banks are not required or authorized by law to close in New York is a "Business Day" for purposes of this Agreement. Any payment date that falls on a day that is not a Business Day shall be made on the next succeeding Business Day.

              Section 7.3 Licensee shall keep proper and accurate accounts and records of all cigarettes manufactured and of all cigarettes sold under this agreement and shall, within 30 days after the end of each calendar quarter and within thirty days after the expiration or termination of this Agreement for any reason, render to Licensor a written statement setting forth separately the quantities of cigarettes manufactured, the quantities sold under the Trademarks and the Net Sales Value of Licensed Products sold in the most recently completed calendar quarter or in the period between the end of the preceding calendar quarter and the effective date of expiration or termination, as the case may be, such statement to be signed by an officer of Licensee. As used in this paragraph, the term "cigarettes sold" in any period shall mean the physical volume of cigarettes sold during such period less the physical volume of cigarettes accepted during such period by Licensee as returned merchandise. It shall in no event include cigarettes distributed by Licensee without charge.

              Section 7.4 Licensor, by its duly authorized representatives, shall have the right, at reasonable intervals and times, to enter Licensee's premises and examine those books and records of Licensee which are relevant to the manufacture and sale of cigarettes hereunder, and to take excerpts therefrom.

              Any and all payments made by Licensee in connection with this Agreement shall be made free and clear of and without deduction for any and all Taxes. If Licensee shall be required by law to deduct and withhold from the payments to be made to Licensor any Taxes, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes Licensor receives an amount equal to the sum it would have received had no such deductions been made, (ii) Licensee shall make such deductions and pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law, and (iii) Licensee shall mail to Licensor due evidence thereof in the form specified by Licensor which shall include in all instances the original tax receipts related to such royalty payments. Licensee shall reimburse Licensor for the amount of any tax credits that Licensor is unable to obtain due to the failure of Licensee to provide Licensor with the tax receipts as required by this Section. In the event such taxes are not paid when due, all resulting penalties and interest shall be borne by Licensee.

Section 9.1 Effective Date; Term. This Agreement shall continue in effect through May 24, 2010, unless earlier terminated pursuant to the provisions of this Agreement; provided that, this Agreement will renew automatically for successive one year periods unless one party hereto gives written notice of its desire to terminate at least 60 days prior to the date on which the Agreement would otherwise be renewed.

              Section 9.2 Early Termination for Cause.

              (a) By Licensor. Licensor may terminate this Agreement immediately in the event that:

              (i) Licensee fails to perform in any material respect any of the terms of this Agreement or otherwise breaches in any material respect any part of this Agreement, including, without limitation, if Licensee fails to make any payment to Licensor in accordance with the terms of this Agreement for any reason, and such default or breach shall continue uncured for a period of thirty (30) days after Licensor gives Licensee written notice of such default or breach; or

               (ii) any part of this Agreement is not considered to be, or ceases to be, in conformity with the laws, regulations, consistent jurisprudence or court or administrative decisions (relevant to this Agreement) of the United States and, as a result thereof, any provision herein reasonably deemed by Licensor to be material to this Agreement cannot be legally performed or enforced or if, as a consequence thereof, any of the Licensed Products cannot be manufactured or sold in accordance with the Quality Standards and Specifications.


              (b) By Licensee. Licensee may terminate this Agreement immediately in the event that (i) Licensor fails to perform any of the terms of this Agreement or otherwise breaches any part of this Agreement and such default or breach shall continue uncured for a period of ten (10) days after Licensee gives Licensor written notice of such default or breach or (ii) there shall have occurred a Material Breach by the Liggett Parties as defined in the Class A Option Agreement dated as of January 12, 1999 among Licensee, Eve, Brooke Group Ltd., Liggett & Myers Inc. and Liggett Group Inc.

              (c) By Mutual Consent: Licensor and Licensee may agree in writing at any time to terminate this Agreement.

              Section 9.3 Effect of Termination. Upon the expiration or termination of this Agreement for any reason:

              (a) All of the rights of Licensee granted hereunder shall terminate forthwith and shall revert immediately to Licensor, provided that Licensee's obligations under Sections 6 and 8 of this Agreement shall survive. All royalties on previously made sales shall become immediately due and payable, and Licensee shall (a) discontinue forthwith all manufacture, sale and distribution of the Licensed Products and all use of the Trademarks in the United States; (b) no longer have the right to use the Trademarks in the United States or any variation or simulation thereof; (c) promptly transfer to Licensor, free of charge, all related documentary evidence of the validity of the Trademarks in the United States and Licensee's rights as a licensee which Licensee may have possessed at any time; (d) remove and erase forthwith all reference to the Trademarks from the printed material and advertising used in the United States or maintained by Licensee; and (e) cease to utilize, and thereafter not utilize, any Confidential Information disclosed to it by Licensor hereunder, and return to Licensor or its designee, at no charge, all Confidential Information received by Licensee from Licensor or any of its Affiliates before or during the term of this Agreement, and all copies of any documents containing, reflecting, or relating to the foregoing; and not thereafter hold forth in any manner whatsoever that Licensee has any connection with the Licensed Products

              (b) If this Agreement expires or is terminated for reasons other than Licensee's default or bankruptcy or insolvency, Licensee shall be entitled, for an additional period of three (3) months only, on a nonexclusive basis, to sell the Inventory. After Licensee exercises its rights, if any, pursuant to this Subsection, Licensee shall promptly deliver to Licensor a complete and accurate schedule of the Inventory. Such schedule shall be prepared as of a date as close to the date of such expiration or termination (following exercise of Licensee's rights, if any, pursuant to this Subsection) as is reasonably feasible given Licensee's usual and customary accounting practices, but in no event later than fifteen (15) days after the end of Licensee's fiscal month during which the termination or expiration occurs, and shall reflect Licensee's cost of each item of Inventory. Licensor thereupon shall have the option, exercisable by notice in writing delivered to Licensee within thirty (30) days after its receipt of the complete Inventory schedule, to purchase any or all of the Inventory at such cost of each item of the Inventory being purchased. In the event such notice is sent by Licensor, Licensee shall deliver to Licensor or its designee all the Inventory referred to therein as promptly as practicable after Licensor's said notice, and Licensor shall pay Licensee for such Inventory as is in salable condition, and also shall pay for applicable shipping and handling charges, within thirty (30) days after its receipt thereof, provided in the event Licensor is unable to meet Licensee's customary and usual credit clearance standards, such merchandise shall be sold on a cash on delivery basis. Licensee shall have no obligation to pay royalties on Inventory purchased by Licensor pursuant to this paragraph. To the extent that Licensor does not elect to purchase Inventory, Licensee shall promptly destroy such Inventory.

              (c) The expiration or termination of this Agreement for any reason shall not release either party hereto from any liability which, at the time of expiration or termination, had already accrued to the other party or which may accrue in respect of any act or omission prior to such expiration or termination; provided that Licensee shall in no event be entitled, based on such expiration or termination, to any compensation, damages or payment for goodwill that may have been established with respect to the Licensed Products during the term of this Agreement and that Licensee hereby irrevocably waives and renounces any claim, based on such expiration or termination, for any such compensation, damages, or other legal or equitable relief which it may hereafter be entitled to assert against Licensor. Notwithstanding any termination in accordance with this Section, Licensor shall have and hereby reserves all rights and remedies which it has, or which are granted to it by operation of law, including, but not limited to, the right to be compensated for damages for breach of this Agreement and to enjoin the unlawful or unauthorized use of the Trademarks and to collect royalties and fees payable by Licensee hereunder through the date of termination.

       If to Licensor:

       Trademarks LLC
       c/o Philip Morris Incorporated
       120 Park Avenue
       New York, NY  10017
       Facsimile:  (917) 663-5399
       Attention:  General Counsel, PM USA

       If to Licensee:

       Philip Morris Incorporated
       120 Park Avenue
       New York, NY  10017
       Facsimile:  (917) 663-5399
       Attention:  General Counsel, PM USA

              This Agreement shall be subject to such United States government approvals and consents as may from time to time be necessary or desirable in connection with this Agreement. If any such approval or consent is not obtained or if obtaining such consent or approval would materially diminish the value of this Agreement to Licensor, Licensor may terminate this Agreement in accordance with its termination provisions.

              In addition to their other representations, warranties, and covenants elsewhere herein contained, the parties represent, each to the other, as follows:

              Section 13.1 Licensor. Licensor represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. Licensor further represents , that it has granted no other existing license to use the Trademarks in the United States as provided for in this Agreement, and that it shall grant no such other license during the term of this Agreement.

              Section 13.2 Licensee. Licensee represents and warrants that it has full right, power, and authority to enter into this Agreement and to perform all of its obligations hereunder. Licensee shall not assert as a defense in any action brought under this Agreement any claim that this Agreement is unenforceable or invalidated by any applicable law.

              This Agreement shall not be modified or amended except by an agreement in writing signed by the parties hereto.

Section 15.1 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns. Licensor shall not assign its interest in this Agreement without the consent of Licensee, except to secure indebtedness of Licensor. It is expressly understood and agreed that Licensee shall have the right to sell, assign or sublicense its rights under this Agreement; provided that any such purchaser, assignee or sublicensee agrees in writing to be subject to and bound by the terms and conditions of this Agreement as if it were a party hereto.

              Section 15.2 The Agent (as defined below) under the Assignment, Pledge and Security Agreement dated May 24, 1999 between the Licensor and Citibank, N.A., as agent (the "Agent") for the lenders identified therein (the "Pledge Agreement"), shall be entitled in accordance with the terms and conditions of the Pledge Agreement to exercise all rights of the Licensor under this Agreement.

              This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute but one and the same agreement.

              Except as specifically contemplated herein, this Agreement shall not be deemed to confer any rights or benefits on any person not a party to this Agreement.

              If one or more provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality, or unenforceability in such jurisdiction or with respect to such party shall not, to the fullest extent permitted by applicable law, invalidate or render illegal or unenforceable such provision in any other jurisdiction or with respect to any other party, or any other provision of this Agreement. To the fullest extent it may effectively do so under applicable law, each of the parties hereto waives any provision of law which renders any provision hereof invalid or illegal in any respect.

              No delay or omission or failure to exercise, or any abandonment or discontinuance of steps to enforce, any right or remedy provided for herein shall be deemed to be a waiver thereof or acquiescence in the event giving rise to such right or remedy, but every such right and remedy may be exercised from time to time and so often as may be deemed expedient by the party exercising such right or remedy. The rights and remedies provided herein are cumulative and not exclusive of any remedies provided by law.

              Nothing contained herein shall be construed to create a partnership, joint venture, or agency relationship between Licensee and Licensor, and neither Licensee nor Licensor shall become bound by any representation, act or omission of the other.

       IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed and their corporate seals to be hereunto affixed as of the day and year first above written.

                                       TRADEMARKS LLC

                                       By:  PHILIP MORRIS INCORPORATED,
                                            as Manager of Trademarks LLC

                                       By:
                                          -------------------------------------

                                       Name:
                                       Title:

                                       PHILIP MORRIS INCORPORATED

                                       By:
                                          -------------------------------------

                                       Name:
                                       Title:

                                                                       EXHIBIT B

                               Form of Assignment

       This Assignment is made the 24th day of May, 1999.

       BETWEEN Eve Holdings Inc., a Delaware corporation ("Eve"), 100 S.E. Second Street, Miami, Florida 33131,

       AND Trademarks LLC, a Delaware limited liability company ("Trademarks LLC"), 120 Park Avenue, New York, New York 10017.

       WHEREAS, Eve is the owner of the trademarks referred to in the attached Schedule A which are registered in the United States Patent and Trademark Office.

       WHEREAS, Trademarks LLC desires to acquire all right, title and interest in and to the aforesaid trademarks and the registrations therefor, and that part of the goodwill of the business connected with the use of and symbolized by said trademarks;

       NOW, THEREFORE, for and in consideration for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Eve hereby sells, transfers, conveys and assigns unto Trademarks LLC, all right, title and interest in and to the aforesaid trademarks and the registrations therefor, together with that part of the goodwill of the business connected with the use of and symbolized by said trademarks.

       IN WITNESS WHEREOF, Eve has caused this Assignment to be executed with full effect from the day and year first above written.

                                             EVE HOLDINGS INC.

                                             By:
                                                -------------------------------
                                             Name:
                                             Title:

                             SCHEDULE A: TRADEMARKS


TRADEMARK                      REGISTRATION NO.      EXPIRATION DATE
---------                      ----------------      ---------------
CHESTER                           753,972           August 6, 2003

CHESTERFIELD                      128,430           January 6, 2000

CHESTERFIELD & Design             218,263           September 21, 2006

CHESTERFIELD & Design             695,189           March 29, 2000

CHESTERFIELD & Design             912,381           June 8, 2001

CHESTERFIELD & Design           1,781,667           July 13, 2003

LARK                              142,676           May 17, 2001

LARK & Design                   1,776,709           June 15, 2003

LARK II                         1,098,307           August 1, 2008

L&M                               582,520           November 17, 2003

L&M                               594,798           September 7, 2004

L&M & Design                      840,308           December 12, 2007

L&M & Design                    1,062,893           April 5, 2007

L&M & Design                    1,062,895           April 5, 2007

L&M FLAVOR LIGHTS               1,071,588           August 16, 2007